EXHIBIT 6.15

                                                           1999-2000 School Year

                                                           Agreement No. MOO-053

                              STATE OF CALIFORNIA

                    MASTER DONATED FOOD PROCESSING AGREEMENT

Agreement is made by and between the following State Distributing Agency:

State:                                     CALIFORNIA
                                           -------------------------------------

                                           DEPARTMENT OF EDUCATION, FOOD
Agency:                                    DISTRIBUTION PROGRAM SECTION
                                           -------------------------------------

Agency Representative/Contact Person       SEE ATTACHED LIST
                                           -------------------------------------

Address:                                   560 J. Street, Suite 270
                                           -------------------------------------

City, State, Zip Code:                     Sacramento, CA 95814
                                           -------------------------------------

Telephone:                                 (916) 323-7181
                                           -------------------------------------

Fax:                                       (916) 327-8969, (916) 327-5405
                                           -------------------------------------

E-Mail:                                    SEE ATTACHED LIST
                                           -------------------------------------

and the following processing (Processor) company:

Company Name:                              Dippy Foods, Inc.
                                           -------------------------------------

Company Representative:                    Jon Stevenson
                                           -------------------------------------

Address:                                   1161 Knollwood Circle
                                           -------------------------------------

City, State, Zip Code:                     Anaheim, CA 92801
                                           -------------------------------------

Contact Person:                            Munjh Johal
                                           -------------------------------------

Telephone:                                 (714) 816-0150
                                           -------------------------------------

Fax:                                       (714) 816-0153
                                           -------------------------------------

E-Mail:
                                           -------------------------------------

and is made with respect to the following facts:

The United States Department of Agriculature (USDA) has made federally donated foods (DF) available to the State Distributing Agency (DA) for distribution to eligible Recipient Agencies (RA), using the following DF, as identified on the attached End Product Data Schedule(s).

The DA is desirous of arranging with the Processor for the production of end product(s) as described on the attached End Product Data Schedule(s) (EPDS) at the following Processor's plant location(s):


---------------------------------------------------------------------------------------------------------------
    Plant Name                   Street, City, State,      Contact Person    Phone Number        Fax Number
                                         Zip
--------------------------------------------------------------------------------------------------------------
                                 1200 N. Knollwood Circle
Feedback Foundation, Inc.        Anaheim, CA 92801-1334       Mike Falk      (714) 220-0224     (714) 220-1374
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

  (For additional plants add an attachment)

This agreement is governed by the current and applicable sections of Title 7 Code of Federal Regulations, Parts 210 and 250, and any subsequent changes are also included as part of this Agreement.

In consideration of the terms and conditions contained within this Agreement, the parties agree as follows:

1.  AGREEMENT INTENT

    This Agreement sets forth the contractual obligations under which Processor may utilize DF to manufacture and deliver specified end product(s) to eligible RA to ensure the return of quantity, quality, and value of such DF.

2.  CATEGORIES OF DONATED FOODS IN PROCESSING

    Processor shall adhere to the processing and handling procedures applicable to the category of DF to be processed under this Agreement as defined below:

    A. SUBSTITUTABLE - Such DF may be substituted, interchanged, or commingled in storage and production with a commercial food of the same generic identify and of equal or better quality. Butter, processed cheese, cheddar cheese, mozzarella cheese, corn grits, corn meal, flour, macaroni, nonfat dry milk, peanut butter, peanut granules, roasted peanuts, rice, rolled oats, rolled wheat, shortening, vegetable oil, spaghetti and such otehr DF as specifically approved by Food and Nutrition Services (FNS) and detailed in Article 35 of this Agreement shall be substitutable.

         1) Processor shall maintain documentation that the commercial food interchanged, commingled, or substituted for the DF is:

              a.   Of U.S. origin, and

              b. Identical or superior to the DF specification as evidenced by certification performed by, or acceptable to, the applicable federal acceptance service.

         2) Processor may utilize substitutable DF in the manufacture of end product sold commercially, but shall not otherwise sell or dispose of the DF in bulk form. Should Processor elect to utilize a commercial food in anticipation of replacement with a DF, the RA or DA cannot guarantee such replacement and assumes no liability for such replacement.

         3) Processor must be able to demonstrate that purchases of commercial foods are sufficient to meet commercial production needs.

    If used of concentrated skim milk to replace donated nonfat dry milk is approved by the DA, the Processor must comly with provisions in 7 CFR Part
    250.30 (f) (3).

    B.   NONSUBSTITUTABLE  - DF other than those  listed in Article  2.A.  or in
         Article 35 of this Agreement shall not be interchanged, commingled or substituted with a commercial food that could be used in place of the DF in the product formulation. UNDER NO CIRCUMSTANCES MAY MEAT AND POULTRY BE SUBSTITUTED. Other nonsubstitutable DF may be substituted with commercial product as described above in 2.A. with an approval from the FCS.

         Processor shall store such DF apart from all commercial foods and process them apart from regular commercial production. Processor shall return all product produced above guaranteed minimum return on the EPDS. If actual yield falls below the guaranteed return, the Processor shall make up the difference between actual and guaranteed return by either:

         1) Utilizing commercial food that is of U.S. origin; and identical to or superior in every particular to the DF as evidenced by certification performed by or aceptable to the applicable federal acceptance service. A USDA certificate must be obtained to certify the quality of replacement meat and poultry;

         2) Reimbursing the RA or DA the value of DF that owuld have been used to produce the end product.

3.  PROCESSING ARRANGEMENTS

    Processor shall maintain delivery and/or billing invoices, refund applications, canceled checks or other documentation as applicable, to substantiate that proper value pass-through occurred or proper fee for service was charged.

    Arrangements for processing DF into various end products will be based on one of the following:

A.  DONATED FOOD VALUE PASS-THROUGH SYSTEM

    The processing of DF is incorporated into the Processor's normal manner of business, including production, pricing, and delivery of the end product. The specific value of the DF shall be established based on the designated USDA VALUE. The Processor shall ensure that the full value of the DF contained in the end product shall be passed on to the eligible purchasing RA. The dollar pass-through value of DF contained in the end product shall be provided to the RA either by the DA or the processor at the option of the DA. With the concurrence of the DA, the Processor shall select one or more of the following value pass-through systems in Article 36 of this Agreement. The DA reserves the right to disallow continued use of a value pass-through system if poor performance is indicated.

    1)  DIRECT SALES

        a.  Discount System

            The Processor shall invoive the RA at net case price which shall reflect a discount for the value of the DF established in this Agreement. Only when end product has been delivered to the RA or the RA's designee may DF inventory be reduced.

        b.  Refund System

            The Processor shall invoice the RA at the commercial/gross price of the end product. Refunds that reflect the value of the DF contained in the end products shall be made to the RA upon proof of purchase. Refund payments shall be initiated or paid as follows:

            (1) RA shall submit a refund application to the Processor within 30 days from the end of the month of the date of delivery. RAs may submit refund applications to the processor on a quarterly basis in the total refund due is $25 or less during the quarter.

            (2) Within 30 days of the receipt of the refund application, Processor shall compute the amount and issue payment of refund directly to the RA. Processors may issue payment of refunds on a quarterly basis if the total payment due to that RA is $25 or less during the quarter. Sales cannot be reported and the inventory cannot be reduced until refunds are actually issued.

            (3) Copies of refund application and payment to RAs shall be forwarded to appropriate DA by the Processor with the monthly performance report.

    2)  INDIRECT SALES

        a.  Discount Syatem (Hybrid System)

            The Processor shall sell to the distributor at the commercial/gross price. The distributor will invoice the RA at the net case price plus the distributor's markup. The net case price plus the distributor's markup. The net case price shall reflect a discount equal to the full value of the DF established in this Agreement. The distributor shall apply for a refund or credit from the Processor for the full value of the DF. Sales verification is required for this pass-through system. (See Article 4.)

        b.  Refund System

            The Processor shall sell to the distributor at the commercial/gross price. The distributor will invoice the RA this price plus the distributor's markup. Refunds shall be made to the RA by the Processor that reflect the value of the DF contained in the end products upon receipt of refund application. Refund payment shall be initiated and paid the same as listed above in paragraph 1) b.1 through 3.

    3)  OTHER VALUE PASS-THROUGH SYSTEMS

        Processors are permitted to use alternate value pass-through systems if approved by DA and FNS. These systems must comply with the sales vertification requirements outlined in 7 CFR 250.19(b)(2) or alternate verification system as approved by DA and FNS.

B.  FEE-FOR-SERVICE SYSTEM

    A "fee-for-service" system is a price by pound or by case representing a Processor's cost of ingredients (other than the DF), labor, packaging, overhead, and other costs incurred in the conversion of the DF into the specified end product. A discount or refund per case is not established; consequently, there is not a credit for the value of DF. The net price is based on the charge per pound or per case for processed finished product. End products produced under fee-for-service Agreements may be delivered and invoiced to RA in one of the following ways:

    1) The Processor delivers the end products directly to the RA or RA's designee and bills the RA for the agreed upon fee for service.

        2) Delivery is made by commercial distributors. Processor shall not sell end products directly to distributor. Two options for arranging payment for end products are:

            a. A dual billing  system  whereby the RA is billed by the Processor for the fee for service and the distributor bills the RA for storage and delivery of end products; or

            b. Processor  arranges for the delivery with a  distributor  for the
               RA. The Processor's invoice must include both processing fee and the distributor's charges as separate, identifiable charges.

4.  PROCESSOR SALES VERIFICATION

    If delegated by DA for discount sales made by distributors, the Processor shall verify sales conducted under the terms of Article 3.A.2. and 3.A.3.). Verification shall include a statistically valid sample of reported sales in a manner which ensures a 95 percent confidence level. All sales reported during a specific period shall be verified at least semiannually. The Processor shall verify that sales were made only to eligible RAs and that the value of DF was passed through to those RAs. Sales verification findings shall be reported as an attachment to the December and June performance reports in a format approved by the DA. At the same time this report is submitted, the Processor shall submit to DA a corrective action plan designed to correct problems identified in the verification effort. This plan will be subject to DA approval. DA may assess a claim against the Processor if, after review, it is determined that the value of DF has not been passed on to the RA or if the end products were improperly distributed.

5.  END PRODUCT DATA SCHEDULE

    The End Product Data Schedule (EPDS) and instructions are an integral part of this Agreement. The Processor agrees to the EFFECTIVE DATE ESTABLISHED by the DA on the EPDS for the item(s) listed thereon and the Processor SHALL NOT be permitted to reduce inventory for any end products which were sold prior to the effective date so established.

    Specific details are contained in the EPDS instructions. The following information will be included:

    A. END PRODUCT DESCRIPTION
    B. PRODUCT FORMULATION
    C. END PRODUCT RETURN
    D. PRICING STRUCTURE OF END PRODUCT

    CASE PRICES SHOWN ON THE ATTACHED EPDS SHALL NOT BE EXCEEDED, BUT MAY BE QUOTED LOWER FOR SPECIAL PROMOTIONS, BIDS, VOLUME DISCOUNT, ETC. PROVIDED THE DISCOUNT OR REFUND, IF APPLICABLE, REMAINS THE SAME AS ESTABLISHED IN THIS AGREEMENT. Any credits (i.e., buy back parts and by-products such as bones, broth, etc.) must be listed separately on the EPDS.

6.  PACKAGING

    Processor shall package all end products in accordance with acceptable standards within Processor's industry and in conformity with federal and State requirements which may be applicable during the period of this agreement. Damaged cases may be rejected at no cost to the DA or RA.

7.  LABELING

    Processor shall label the end product container in accordanced with applicable labeling requirements. In addition, Processor shall adhere to the following label requirements:

    A. The exterior shipping container, and where practical the individual wrappings or containers within the exterior container, of end product containing nonsubstitutable DF as defined in Article 2.B. shall have clearly shown on the label the legent "Contains Commodities Donated by the United States (U.S.) Department of Agriculture. This products shall be sold only to eligible Recipient Agencies".

    B.   Processor shall obtain approval through  procedures  established by the
         FNS in conjunction with the Food Safety Inspection Service (FSIS) and Agricultural Marketing Service (AMS) of the U.S. Department of Agriculture, and National Marine Fisheries Service of the U.S. Department of Commerce, or other applicable federal agency for all labels which make any claim with regard to an end product's contribution toward mail requirements of any child nutrition program.

    C. The Processor may be required to obtain a Child Nutrition (CN) label for all end products containing meat, pooultry, fish or a meat alternate such as cheese or peanut butter. If a CN label is required and requested in Article 35 the processor must: (1) submit a copy of the approved CN labels to the DA prior to requesting the DA to order DF or picking up DF from RA and (2) affix the CN label to each case of end product to be sold to eligible RA.

8.  QUALITY CONTROL (QC)

    As an attachment to the Agreement, the Processor shall provide a written description of the Processor's quality control program to the DA. By signing this Agreement, the Processor assures that an effective QC System will be maintained for the duration of this Agreement.

    A. Processor shall transport DF picked up from DA or RA; receive, handle, store and deliver end product in a safe and sanitary manner and at the recommended temperature for the specific DF and end product covered by this Agreement.

    B. Processor, with the concurrence of DA and USDA, may refuse to the carrier for the account and disposition of the vendor or USDA any delivery of DF directly to the Processor's plant or to his authorized storage agent which does not meet the federal specifications under which it was purchased and shipped.

    C. All end product produced under this Agreement shall be processed according to the health and sanitation standards for plant facilities and food processing established by the locality or stae in which Processor's plant is located or by the applicable federal standards, whichever are higher.

    D. At the option of DA, samples may be pulled from delivered end product for laboratory testing. Costs of such tests shall be paid by Processor only if product sample tested fails to meet either Agreement specifications or quality and wholesomeness standards.

    E. Processor shall maintain end product batch identification in the event end product is rejected upon delivery. End product failing to meet Agreement specification or wholesomeness standards shall be rejected by DA and Processor so notified. Processor shall be given fifteen days time fromn this notice of rejection to negotiate removal of rejected product and replacement by acceptable end product. If agreement is not reached, the DA or purchasing RA shall have the right to purchase the same or similar product on hte open market at Processor's expense. If Processor is unable to arrange removal of rejected product within a reasonable time, DA shall proceed to authorize removal and destruction at Processor's expense.

3.  INSPECTION AND GRADING REQUIREMENTS FOR PROCESSING

         The Processor shall be required to provide inspection and/or acceptance and certification as follows:

    A. CONTINUOUS WHOLSESOMENESS INSPECTION - When donated meat or poultry products are processed or when commercial meat or poultry products are incorporated into an end product containing one or more DF, all processing shall be performed in plants under continuous inspection by FSIS personnel, or State meat and poultry inspection personnel in those states certified to have programs at least equal to the federal inspection program.

    B. ACCEPTANCE SERVICE GRADING - All donated meat and poultry processing shall be performed under AMS acceptance service grading. Option 1 complies with FNS minimum requirements for verifying nonsubstitution and nondiversion. Additional certification requirements may be requested under Option 2 as specified in Article 35 and EPDS. Under no circumstances shall Processor set up production runs for the purpose of circumventing this requirement.

         1)   The cost of this service shall be borne by the Processor.

         2) Exemptions in the use of acceptance service graders will be authorized on the basis of each order to be processed provided the Processor can demonstrate:

              a. that even with ample notification the Processor cannot secure the services of a grader;

              b. that the cost for a grader is unduly excessive, as determined per order by DA, relative to the value of food being processsed and that production runs cannot be combined or scheduled to enable prorating of the cost of services among the purchasers of end products; or

              c. that the documented urgency of the RA's need for the end product precludes the use of acceptance services.

              DA reserves the right to verify Processor's claim for exemption.

         3) Copies of all certification forms issued by AMS graders for donated meat or poultry processing shall be provided to DA with the monthly performance report.

         4) At the option of DA, and as detailed in Article 35 of this Agreement, other DF may be required to be processed under the applicable federal acceptance service including the certification that a commercial food authorized to be substituted for a DF is identical or superior to the DF specifications.

10. RESERVED

11. DONATED FOOD CONTAINERS

    Processor shall return to the DA, or RA for which the DF was processed, all funds received from the sale of the DF containers. Refund of such funds shall, at the option of DA, be in the form of a cash payment or applied as credit. If credit is selected, it must be clearly identified on the invoice. If the containers are sold for commercial reuse, all USDA restrictive legends or markings shall be completely and permanently obliterated or removed by Processor prior to resale.

12. BY-PRODUCTS OF DONATED FOOD PROCESSING

    Salvageable material, not utilized in the end products, that is produced or derived from manufacturing processes employed in the processing of DF, shall be disposed of in such a manner as to realize the greatest value possible for the material. Such material shall, with the concurrence of DA, be handled as follows:

    A. The by-product, if agreeable to the RA for which the DF was processed, shall be accumlated and returned in a sanitary and wholesome manner to RA; or

    B. At the option of DA, Processor shall return to the DA, or RA for which the DF was processeds, all funds received from the sale of salvageable by-product material. Return of which funds shall, at the option of DA, be in the form of a cash payment or a reduction in the selling price of the end product based on the following:

         1) the actual value received from the sale of the by-product by processor; or

         2) The fair market value of the by-product at the time it is further processed or refined by Processor.

    C. Special handling instructions and disposition of any by-product sh all be detailed in Article 35 of this Agreement.

13. TRANSFERS OF USDA DONATED FOODS

    DF may be transferred only between DAs or RA with the concurrence of the DA and FNS if applicable. All transfers of DF shall be documented. Such documentation shall be maintained in accordance with Article 16.C.

14. INVENTORY REDUCTIONS

    A.   SUBSTITUTABLE DONATED FOODS

         For all end products utilizing a substitutable DF, the amount of DF actually contained in the end product, as identified in the EPDS shall be the only basis for inventory reduction on the monthly performance report. The reduction in inventory can be shown only after there has been pass through to RA of the value of the DF.

    B.   NONSUBSTITUTABLE DONATED FOODS

         For all end products utilizing nonsubstitutable DF, inventory reductions to monthly performance reports shall be made based on the actual amount of DF used to produce the end product. The finished good inventory may be reduced only upon delivery to eligible RA or RA designee.

15. PERFORMANCE REPORTING

    The Processor shall submit monthly reports pertaining to performance under this Agreement to DA postmarked or transmitted electronically no later than the last day of the month following the close of the reporting period. IF NO ACTIVITY TOOK PLACE DURING THE REPORTING MONTH, A PERFORMANCE REPORT
    SHALL BE SUBMITTED TO REFLECT NO ACTIVITY. Negative inventory shall be reported on monthly reports, i.e., negative inventory resulting from sales of end products containing substituted commercially purchased foods meeting the standards specified in Article 2. If sales are made using a refund system, the sales cannot be reported and inventory cannot be reduced, until a refund is actually issued.

    The DA will monitor Processors to ensure that the quantity of DF on hand does not exceed a six-month supply based on the Processor's average monthly usage.

    If sales verification on discount sales is delegated to the Processor, findings shall be reported as an attachment to the December and June performance reports in a format approved by the DA.

    Monthly performance reports shall be submitted only in a DA approved format, which shall include:

         A) A list of RA by name and code number (if applicable) purchasing end products under this Agreement;

         B)   DF inventory at the beginning of the reporting period;

       C) Total quanity of DF received during the reporting period specifying the sources of such DF, such as backhaul from DA or RA, direct shipments arranged by DA, and/or transfers into DA's or RA's account and year-to-date totals;

       D) Total number of units/cases of approved end products by product identification code or brand name delivered to each eligible RA during the reporting period for which the RA has received a discount or refund;

       E) Total number of pounds of DF reduced from inventory and year-to-date totals;

       F) DF inventory at the end of the reporting period;

       G) A certification statement that sufficient DF is in inventory or on order to account for quantities needed for production of end products for State processing contracts and that the Processor has on hand or on order adequate quanitities of foods purchased commercially to meet the Processor's production requirements for commercial sales.

       PROCESSORS FAILING TO SUBMIT MONTHLY PERFORMANCE REPORTS WITHIN THE ESTABLISHED TIME LIMITS WILL BE CONSIDERED IN NONCOMPLIANCE WITH THIS AGREEMENT AND THIS MAY RESULT IN AGREEMENT TERMINATION BY THE DA.

16.    ACCOUNTABILITY AND RECORDS

       Processor shall fully account for all DF delivered or carried forward from previous contract year into its possession by the production and delivery of an appropriate number of end product specified in this Agreement to eligible RAs. Donated Food (DF) or the value thereof not so accounted for shall be the liability of the Processor. All records and documents to substantiate information provided on reports shall be maintained on file for a period of three years form the close of the federal fiscal year to which they pertain unless longer retention is required for resolution of an audit, litigation, or State law (refer to Article 35). Accountability records shall include, but not be limited to, the following:

       A. PRODUCTION RECORDS - Processor is obligated to meet DF usage in production stated on the EPDS and shall be liable for shortages and overages between that stated usage per case of end product and the actual usage per case of end product. Production records shall include:

       1) Daily or bath production records to substantiate actual DF or substituted commercial ingredient usage per case of end product. At a minimum such records shall consist of end product formulation or batch recipes; production dates, batch identification and/or periods of production; quantity of DF or substituted commercial food placed into production for the period; and quanity of end product produced during the same period of production.

       2) Quality control records as required by Article 8, end product labeling and any in-plant quality control records used to assure proper formulation, packaging net weight, bacteriological safety, and other controls to assure end product quality and wholesomeness.

       3) Grading certificates and reports for meat and poultry issued on incoming DF or substituted commercial food, during formulation and production of the end product, and on the outgoing end product by the applicable federal acceptance service.

       4) Authorization letters from DA waiving federal acceptance service requirements for a specific production run.

  B. PERPETUAL INVENTORY OF DONATED FOOD - Processor shall maintain accurate and completed records with respect to receipt, usage, disposition, inventory of DF, load out check sheets, bills of lading, signed delivery tickets, and any other shipping and receiving documents to substantiate delivery of DF or substituted commercial food in the end product to DA, RA or their authorized agent.

  C.   OTHER RECORDS

       1)    Quality of Commercial Food. Refer to Article 2.A.1.

       2)    Documentation  of value  pass-through or fee for service.  Refer to
             Article 3.

       3)    Processor Sales Verification. Refer to Article 4.

       4)    Transfers of DF. Refer to Article 13.

       5)    Performance Reports. Refer to Article 15.A.

17.  AUDITS

     A.  CPA AUDITS

         Any Processor which meets the definition of a multi-state  Processor as
         defined  in  7  CFR  Part  250  is  subject  to  the  following   audit
         requirements:

         Multi-state Processor which receive more than $250,000 each year in DF, shall obtain an independent CPA audit for that year. Multi-state Processors which receive $75,000 to $250,000 in DF each year shall obtain an independent CPA audit every two years. Those which receive less than $75,000 in DF each year shall obtain an independent CPA audit every three years. The costs of the audits including those costs associated with training, shall be borne by the processors. All audit requirements are to be met as stipulated in Section 7 CFR Part 250.18. For audit purposes, the total value of the DF received shall be computed by adding the value of food received under all State Commodity Processing Programs.

         Noncompliance with this audit requirement shall render the Processor ineligible to renew or enter into another Agreement with any contracting agency until he required audit has been conducted and deficiencies corrected.

     B.  RIGHTS OF REVIEW AND AUDIT

         Representatives of DA, USDA and General Accounting Office shall have the right to inspect the DF and substituted commercial food in the possession of Processor, the facilities used in handling, storing, processing, and transporting, methods and procedures used by processor and/or his agent in carrying out the requirements of this Agreement, and all records and substantiating documentation required by this Agreement, during Processor's normal working hours. When requested, Processor shall furnish such representatives with sames of end product taken from a production run for testing.

18.  LIABILITY FOR DONATED FOODS

     Processor shall be financially liable for the value of all DF in inventory. Any reduction in financial liability can only be accomplished by inventory reductions as permitted and documented under artiels 3, 13, 14, and 16.

     A.  SUBSTITUTABLE DONATED FOODS

         Processor shall replace any unaccounted for, loss of, damage to, or improper use of, DF while in possession of the Processor with commercial food in compliance with Article 2.A.1.

     B.  NONSUBSTITUTABLE DONATED FOODS

         The Processor shall be responsible for loss of, damage to, or improper use of DF prior to delivery to RA or RA's designee. Losses shall be promptly rep;orted to DA with a complete explanation of the circumstances. Any claim action for the DF shall be determined by DA. If a claim is required, Processor shall, at option of DA:

         1) Replace the DF with an equal quantity of like in kind commercial food that is identical or superior to the DF specificaitons as required under Article 2.A.1; or

         2) Pay the DA an amount equal to USDA's most recent per pound cost information on acquiring and delivering replacement food, relative to the time of the inability to account for, loss of, damage to, or improper use of the DF; or the current per pound value established by this Agreement.

19.  INVENTORY PROTECTION

     Processor shall furnish to DA a surety bond obtained only from a surety company listed in the Department of Treasury Circular 570, "Surety Companies Acceptable on Federal Bonds," an irrevocable letter of credit, or an escrow account. Such bond, letter of credit, or escrow account shall be made payable to the DA. The bond shall guarantee that the processor shall faithfully account for, return, or pay for all of the DF received or carried forward, in accordance with this Agreement.

     Inventory protection is required by the DA prior to the delivery of DF to the processor. The minimum amount of the bond, letter of credit or escrow account, shall be determined by: value of the DF on hand and on order minus anticipated usage rate during the Agreement period. The bond shall remain in effect until all donated food is properly accounted for, paid for or returned in accorance with this Agreement. Liability for loss is provided in Article 18 of this Agreement.

20.  AGREEMENT TERMINATION

     This Agreement may be terminated immediately at the option of DA for noncompliance of its terms and conditions by Processor or if any right in favor of DA is threatened or jeopardized by Processor and/or his agent. This Agreement may be terminated by either party upon 30 DAYS WRITTEN NOTICE to the other. Disposition of DF inventory with Processor payment of value thereof shall be based on the following:

     A. When this Agreement is terminated or not renewed, the Processor, at the option of DA and Food and Nutrition Service Regional Office (FNSRO) regarding nonsubstitutable DF shall:

         1)   Return the DF to DA; or

         2) Pay the DA an amount equal to USDA's most recent cost information on acquiring and delivering replacement food relative to the time of termination; or

         3)   Pay the DA current per pound value  established by this Agreement;
              or

         4) Pay the Commodity Credit Corporation (CCC) unrestricted sales price.

     B. When this Agreement is terminated or not renewed, the Processor, at the option of DA and FNSRO regarding substitutable DF shall:

         1) Return the DF to DA to a destination designated by DA at Processor's expense; or

         2) Replace the DF with commercial foods of identical or superior to quality as certified in accordance with Article 2 of this Agreement and deliver such foods to the DA to a destination designated by DA at Processor's expense; or

         3) Pay the DA for the DF based on USDA's most recent cost information on acquiring and delivering replacement foods relative to the time of termination; or

         4) Pay the DA for the DF based on the current per pound value established by this Agreement; or

         5) When feasable and with the concurrence of any affected distributing agency with which the Processor has an agreement, transfer all DF inventory of DA to the account of the affected distributing agency; or

         6)   Pay the CCC unrestricted sales price.

21.  ASSIGNMENT/DELEGATION OF RESPONSIBILITIES

     Processor shall not assign and/or delegate any of the duties and/or responsibilities to process DF under this Agreement to any party, either by way of subcontract or any other arrangement, without the prior written consent of DA. If a subcontract is approved, Processor remains responsible as prime contractor to ensure that DF is accounted for and processed according to the terms and conditions contained in this Agreement and is obligated to inform the subcontractor of these requirements. A subcontractor Agreement (Addendum No. 1) must be filled out for each subcontractor and included with this Agreement when submitted for approval.

22.  SOURCES OF DONATED FOOD FOR PROCESSING

     Processor may acquire DF for processing under this Agreement frm one or more of the following sources:

     A. Director shipment of DF to Processor's plant as ordered by DA. Such orders should be mutually agreed upon between the processor and DA in consideration of inventory status and estimated deliveries of end product.

     B. Transfer from other States with which Processor has an Agreement and as authorized by both states.

     C.  Backhaul from RA's and/or DA's inventory.

     All quanitities of DF and sources must be entered as DF received on the monthly Performance Report required in Article 15.A. of this Agreement. APPROVAL IF THIS AGREEMENT BY THE DA SHALL NOT OBLIGATE THE DA OR USDA TO DELIVER DF FOR PROCESSING.

23.  DEMURRAGE AND DETENTION

     Processor shall be responsible for all demurrage and detention charges on shipments of DF placed for unloading at Processor's plant that have been ordered for delivery as mutually agreed unless other payment arrangements have been mutually agreed upon between Processor and DA. DA should make every effort to ensure that Processor is notified of shipment of DF destined for Processor's plant as soon as possible to assist Processor in coordination of receiving, purchasing, production, and unloading.

24.  INDEMNITY/HOLD HARMLESS

     Processor will indemnify and hold DA and RA free and harmless from any claims, damages, judgements, expenses, attorney's fees, and compensations arising out of phyisical injury, death, and/or property damage sustained or alleged to have been sustained in whole or in part by any and all persons whatsoever as a result of or arising out of any act or omission of Processor, his/her agents or employees, or caused or resulting from any deleterious substance in any of the products produced from DF for which the Processor is responsible.

25.  INSURANCE

     Processor shall provide adequate insurance or bond coverage for all insurance losses.

26.  ASSURANCE OF CIVIL RIGHTS COMPLIANCE AND EMPLOYMENT

     The Processor agrees to comply with Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000 d, et seq.), all provisions required by the implementing regulations of U.S. Department of Agriculature, Department of Justice Enforcement Guideslines, FNS directives and guidelines to the effect that no person on the grounds of race, color, national origin, sex, age, or handicap shall be excluded from participation in, be denied the benefits of or oitherwise be subject to discrimination under any activity carried out under this Agreement. In addition, the Processor agrees not to discriminate on the basis of race, color, national origin, sex, age, or handicap among eligible RA in the merchandising and sale of end products containing DF. This assurance is given in consideration of and for the purposes of obtaining permission to use Federal property or interest in such property without consideration or at a nominal consideration. This assurance is binding on the Processor, its successors, transferees, and assignees as long as its receives assistance or retains possession of any assistance from FNS.

     Processor shall comply with all applicable federal, State and local laws and regulations pertaining to wages, hours, and conditions of employment.

27.  UNLAWFUL BENEFITS

     No employees and/or agent(s) of any party to this Agreement, DA's office or any RA for which processing under this Agreement has been approved, shall be admitted to or may accept any share or part of this Agreement or to any benefit that may arise therefrom.

28.  AGREEMENT ENTIRETY

     This document including the attachments contains the entire Agreement between the parties hereto relating to the matters covered hereunder. All prior negotiations, representations, understandings and/or stipulations are conclusively superseded and no other agreement or promise made by any party hereto, or by any of their agent(s) which is not contained in this Agreement shall be binding or valid.

29.  MODIFICATION/AMENDMENT OF AGREEMENT

     This Agreement and Addendum A shall not be modified, amended, altered, or changed except by a written agreement signed by the parties hereto. If written agreement is obtained for changes in end product formulation, return of DF, or net case cost, Processor shall not implement changes until written approval is received from DA.

30.  SERVING OF NOTICES

     Any notice, demand or communication under or in connection with this Agreement may be served upon the other party by personal service, or by mailing the same by registered or certified mail, postage prepaid and addressed to the designated representative of such party at the address set out in this Agreement. Any such notice or demand shall be deemed served at the time of personal service or within 48 hours after the posting of the notice in the United States mail. Either party may change such designated representatives or mailing address by written notification to the other party.

31.  LEGAL RESOLUTION

     Processor agrees that in performance of this Agreement to obey, abide, and comply with all applicable local, state, and federal laws and regulations. This Agreement shall be governed and construed and the rights and obligations of parties hereto shall be determined in accordance with the laws of the State which DA represents. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effec tand shall in no way be affected, impaired or invalidated.

32.  DISTRIBUTION OF COPIES

     All parties to this Agreement shall retain a copy of the signed Agreement and Addendum for their records. DA is required by federal regulations to provide a signed copy of this Agreement and Addendum to the USDA Regional Office. Copies may be provided to any person upon request as public records under the applicable federal and state "freedom of information" laws.

33.  ELIGIBLE RECIPIENT AGENCIES

     Upon approval of this Agreement, DA agrees to provide the Processor with a listing of all elilgible RA with appropriate identification numbers, if applicable, and addresses. Processor can reduce inventory only on sale of approved end products to these eligible RA.

34.  DEBARMENT

     Certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 7 CFR Part 3017, Section 3017.510, Participants responsibilities. The regulations were published as Part IV of the January 30, 1989, FEDERAL REGISTER (pages 4722-4733).

     The prospective lower tier participant (Processor) agrees by signing the attached form, it shall not knowingly enter into any lower tier covered transaction with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated. This signed attached form shall become part of the Agreement.

35.  SPECIAL PROVISIONS (STATE OF CALIFORNIA)

     In addition to the foregoing provisions, Processor agrees to the following Special Provisions required by the State of California.

     A.   ARTICLE 2.B. NONSUBSTITUTABLE

          Article 2.B., second paragraph is amended to read:

          Processor shall store such DF apart from all commercial foods and process them apart from regular commercial production. All nonsubstitutable DF received from or for California RA shall be kept separated and not commingled with any other state's DF unless a written request has been submitted to and approved by DA. The request must provided written assurance that meat more than one year old will not be processed. Processor shall return all product produced above the guaranteed minimum return specified on the EPDS. If the actu al yield falls below the guaranteed return, the Processor shall make up the difference between actual and guaranteed return, with the prior approval of DA, by either:

          1) Utilizing commercial food that is of U.S. origin; and identical to or superior in every particular to the DF as evidenced by certification performed by or acceptable to the applicable federal acceptance service. A USDA certificate must be obtained to certify the quality of replacement meat and poultry;

          2) Reimbursing the RA or DA the value of DF that would have been used to produce the end product.

    B.    ARTICLE 3 PROCESSING ARRANGEMENTS

          Article 3.A.1) a. is amnded to read:

          a.  Discount System

              The Processor shall invoice the RA at net case price which shall reflect a discount for the value of the DF established in this Agreement. Only when end product has been delivered to the RA or the RA's designee may DF inventory be reduced. Processor shall retain invoices from RA when end products are sold by Processor to RA through a discount system.

          Article 3.A.2.) a. is amended to read:

          a.  Discount System (Hybrid System)

              The Processor shall sell to the distributor at the commercial/gross price. The distributor will invoice the RA at the net case price plus the distributor's markup. The net case price shall reflect a discount equal to the full value of the DF established in this Agreement. The distributor shall apply for a refund or credit from the Processor for the full value of the DF. Sales verification is required for this pass-through system. (see
              Article 4.)

              Processor shall ensure that distributors maintain invoices from RA when end products are sold through a discount system and that such invoices shall be provided to Processor upon request.

          Article 3.A.3) OTHER VALUE PASS-THROUGH SYSTEMS

          Article 3.A.3) is amended by the addition of the following paragraph:

              California Value-Pass-Through (VPT) System

              Processor sells to the distributor at the net case price which shall reflect a discount for the value of the DF established in the Agreement. The distributor also sells the end product to RA at the net case price plus delivery. The invoices generated by these sales, both by Processor and the distributor, must indicate the discount included in the sale and identify the discount as resulting from the valiue of the DF.

              Processor shall ensure that distributors maintain invoices from RA when end products are sold through a discount system and that such invoices shall be provided to Processor upon request.

     C.   Article 4 PROCESSOR SALES VERIFICATION

          Article 4 is amended by the addition of the following paragraphs:

          A. Processor Sales Verification Procedures for Use in the California Value Pass-Through System

              Processor must do a semi-annual review of a statistically valid sample of sales, as described in Attachment 1 of this Agreement, for the previous six-month period and submit the sales verification data to DA as an attachment to the December and June performance reports in whatever format DA deems necessary. The sample size must ensure a 95 percent confidence level and

                    1) Support the projection of a claim against Processor when, in the review of the sample, it is determined that the value of donated foods has not been passed on to recipient agencies or when end products have been improperly distributed.

                    2) Provide for the assessment of claims against Processor in accordance with FNS Instruction 410-1, Non-Audit Claims, Food Distribution Program, in instances when deficiencies have been identified.

                    3) Provide for the adjustment of performance reports and processing inventory reports to reflect any invalid sales.

                    4) Provide for the development and submission by Processor to DA of a corrective action plan designed to correct problems identified during the sales verification.

              B.    California Pass-Through Sales Reverification

                    DA will review Processor's rep;orts of sales verification data, and in instances of poor processor performance, DA will require Processor to discontinue the California VPT, initiate an audit or review to determine the extent to which sales are to be disallowed, established a claim, and/or terminate the contract.

       D.     Article 5 END PRODUCT DATA SCHEDULE

              Article 5 is amended by the addition of the following paragraph to the end of the Article:

              Processor will utilize automated spreadsheet provided by DA in preparing EPDS. Processor may not produce any product containing donated commodities without an approved EPDS on file.

       E.     Article 9 INSPECTION AND GRADING REQUIREMENTS FOR PROCESSING

              Article 9.B.2) is amended by the addition of the following:

                    d. All requests for exemptions must be made, on the approved forms, to the DA at least five (5) working days prior to the Processor's production run.

                         The following paragraph is added to Article 9:

              C. Poultry Grading - All donated bone-in poultry processing shall be performed under Option 2 grading requirements unless a written request has been submitted to and approved by DA to allow for Option 1 grading.

       F.     Article 13 TRANSFERS OF USDA DONATED FOODS

              Article 13 is amended as follows:

              DF may be transferred only between DAs or RA with the concurrence of the DA and FNS is applicable. All transfers of DF shall be documented. Such documentation shall be maintained in accordance with Article 16.C.

              All transfers must have the prior written approval of DA. A copy of each approved transfer must be included with the monthly report. This includes transfers between RA as well as between Processors.

              If Processor becomes overstocked with DF, Processor will be responsible for any freight costs involved in the transfer of DF to locations as determined by DA. The overstock shall be determined to be an amount in excess of a six-month supply on hand based on usage reported in Processor's monthly reports. Final determination will be the responsibility of DA.

       G.     Article 15 PERFORMANCE REPORTING

              The first paragraph of Article 15 is amended to read:

              The Processor shall submit monthly reports pertaining to performance under this Agreement to DA postmarked or transmitted electronically no later than the last day of the month following the close of the reporting period. If no activity took place during the reporting month, a performance report shall be submitted to reflect no activity. Negative inventory of substitutable DF shall be reported on monthly reports, i.e., negative inventory resulting from sales of end products containing substituted commercially purchased foods meeting the standards specified in Article 2. NO NEGATIVE INVENTORIES SHALL BE REPORTED FOR NONSUBSTITUTABLE DF. RA inventories for nonsubstitutable DF which have been completely used shall be reported as a zero balance. If sales are made using a refund system, the sales cannot be reported and inventory cannot be reduced, until a refund is actually issued.

              The following paragraphs are added to Article 15:

              G) A copy of this report must be submitted monthly to each RA from whom Processor has received DF. The name of the RA to whom the report is being sent must be highlighted. It is essential to provide this information to the RA so they can accomplish their responsibility of reporting all DF inventories to DA.

              H) Inventories received from cooperatives shall be recorded under the lead district.

              I) An annual reconciliation report based on a year-end physical inventory must accompany the June 30th monthly report. This report is due to DA 60 days after the end of the contract year.

              J)     California VPT System Reporting

                     Processor must prepare and submit to DA a Monthly Performance Report which summarizes the information contained in the Monthly Distributor Summary received from distributors. No inventory drawdowns may be made by Processor until the distributor's monthly summary has been obtained from the distributor. Processor must retain these documents for three (3) years following the close of the federal fiscal year to which they pertain unless longer retention is required for resolution of an audit, litigation or investigation.

                     In addition to the Monthly Donated Food Processing Activity report identified in Article 15.A., Processor must provide a monthly a monthly Processing Activity Report to each RA to check against their records. The report must contain a statement which says: "The information pertaining to commodity food value for the products delivered will be considered correct unless notice is provided to the processor by the receiving agency not later than thirty
                     (30) calendar days from the post mark of the report."

       H.     Article 16 ACCOUNTABILITY AND RECORDS

              Article 16 is amended by the addition of the following paragraph:

              Upon receipt of all shipments from USDA vendors, Processor will forward to DA (Food Inventory Management Unit) a copy of the delivery document (i.e., bill of lading or invoice) reflecting the amount received along with information regarding damaged DF and any overage or shortage. A SIGNED LEGIBLE copy of the delivery document must be faxed to the Food Inventory Management Unit at
              (916) 327-4004 WITHIN 24 HOURS of delivery.

              Processor will notify DA (Food Inventory Management Unit) if any shipment HAS NOT BEEN RECEIVED WITHIN 5 DAYS of the delivery period indicated on the shipment schedule provided by DA. Notification must be made to Shirley Guidera at (916) 323-0865.

       I.     Article 19 INVENTORY PROTECTION

              Article 19 is amended by the addition of the following paragraphs to the end of the Article:

              Processor is required to submit the above mentioned supply and surety bond, irrevocable letter of credit or escrow account with the Processing Agreement. If one of these instruments is not received with the Agreement, the Agreement will not be approved. Letters of credit must contain an expiration date of December 31, 2000.

              The coverage cannot be withdrawn without a 30-day written notification to DA by registered certified mail, return receipt requested. Any claims against Processor which are assessed by DA as a result of DA review of Processor's year end reconciliation will be filed against the performance supply and surety bond, irrevocable letter of credit or escrow account.

       J.     Article 20 AGREEMENT TERMINATION

              Article 20 is amended by the addition of the following paragraph:

              C. Cancellation of this agreement does not relieve Processor or his agents of any liability for DF until all inventories being held have been accounted for and a final audit performed to the satisfaction of DA and/or USDA.

       K.     Article 26 ASSURANCE OF CIVIL RIGHTS COMPLIANCE AND EMPLOYMENT

              Article 26 is amended by the addition of the following paragraphs:

              The Processor shall comply with the provisions of the California Fair Employment and Housing Act (Gov. Code Section 12900 et seq.), the regulations promulgated thereunder (Cal. Admin. Code, Title 2,
              Section 7285.0 et seq.), the provisions of Article 9.5, Chapter 1,
              Part 1, Division 3, Title 2 of the Government Code (Gov. Code Sections 11135-11139.5), and the regulations or standards adopted by the awarding state agency to implement such article.

              Processor and/or RA shall permit access by representatives of Department of Fair Employment and Housing and DA upon reasonable notice at any time during the normal business hours, but in no case less than 24 hours notice, to its books, records, accounts, other sources of information and its facilities as said Department or Agency shall require to ascertain compliance with this clause.

              RA, Processor and their subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining agreement or other agreement.

              Processor shall include the nondiscrimination and compliance provision of this clause in all subcontracts to perform work under the Agreement.

       L.     Article 27 UNLAWFUL BENEFITS

              Article 27 is replaced by the following:

              No employee and/or agent of DA or any RA which processing under this agreement has been approved shall accept any share of or personal benefit from this agreement.

       M.     Article 29 MODIFICATION/AMENDMENT OF AGREEMNT

              Article 29 is amended as follows:

              This Agreement and subcontractor Agreement (if applicable) shall not be modified, amended, altered, or changed except by a written agreement signed by the parties hereto. If written agreement is obtained for changes in end product formulation, return of DF, or net case cost, Processor shall not implement changes until written approval is received from DA. Any changes, modifications, or exceptions must be included in Article 35, SPECIAL PROVISIONS, of this Agreement. Following approval by DA of any amendment to this Agreement, Processor shall provide written notification as to the changes being made within 10 days to all RA being served by Processor.

       N.     Article 32 DISTRIBUTION OF COPIES

              The first sentence of Article 32 is amended to read:

              All parties to this Agreement shall retain a copy of the signed Agreement and subcontractor Agreement (if applicable) for their records.

       O.     ADDITIONAL CALIFORNIA REQUIREMENTS:

              1.     LIST OF END PRODUCTS AVAILABLE

                     Processor must return a completed, typewritten, camera ready copy of standard form "List of End Products
                     Available". The form must include all of the end products included in the EPDS which are submitted with this Agreement. In addition, additional EPDS which are submitted for approval subsequent to the approval of the Agreement must also be accompanied by the "List of End Products Available". The forms will be distributed in catalog form by the DA to RA in California.

              2.     CERTIFICATE OF HEALTH AND SAFETY

                     Processor must submit a complete copy of the most recent Health Inspection Report for each storage site where DF will be stored and each plant where DF is processed. The report(s) must show the sanitation conditions or rating for each site. A State Health Department license is not acceptable. If Processor operates a USDA inspected plant, a copy of the most recent Processor Deficiency Report (PDR) must be provided.

              3.     CONTRACTORS NATIONAL LABOR RELATIONS BOARD CERTIFICATION

                     By signing this contract, Processor swears under penalty of perjury that no more than one final unappealable finding of contempt of court has been issued by a federal court against Processor within the last two years because of failure to comply with a federal court order for compliance with an order of the National Labor Relations Board (California Government Code Section 14780.5).

              4.     CALIFORNIA DRUG-FREE WORKPLACE OF 1990

                     Processor shall certify and comply with the provisions of the California Drug-Free Workplace of 1990 (Government Code Sections 8350-1857).

              5.     DONATED FOOD DISTRIBUTOR AGREEMENT

                     Processors utilizing commercial distributors to deliver products containing donated foods must have a Donated Food Distributor Agreement completed and signed by both Processor and distributors. The Donated Food Distributor Agreement describes the responsibilities and accountability of the distributor in his relationship to Processor.

              6.     METHODS OF DISTRIBUTION

                     Processor will not discriminate against, or withhold services from, recipient agencies who choose to have food products delivered directly to them from the processor or through the State distribution system.

              7.     RECYCLED PAPER CERTIFICATION

                     The processor agrees to certify in writing to the CDE, under penalty of perjury, the minimum, if not exact, percentage of recycled content, both postconsumer material and secondary material as defined in Public Contract Code Sections 12161 and 12200, in materials, goods or supplies offered or products used in the performance of the contract, regardless of whether the product meets the required recycled product percentage as defined in Sections 12161 and 12200. The contractor may certify that the product contains zero recycled content.

              8.     AIR OR WATER POLLUTION VIOLATIONS

                     By signing this agreement, the processor swears under penalty or perjury that the contractor is not: (1) in violation of any order or resolution not subject to review promulgated by the State Air Resources Board or an air pollution control District; (2) subject to a cease and desist order not subject to review issued pursuant to
                     Section 13301 of the Water Code for violation of waste discharge requirements or discharge prohibition; or (3) finally determined to be a violation of provisions of federal law relating to air or water pollution.

36.    PERIOD OF AGREEMENT

       This Agreement shall become effective on July 1, 1999 and will terminate on June 30, 2000. This agreement may be extended for two 1 year periods. Any changes to date must be updated before any contract extension is granted, including pricing, yield and bonding information and the signature page.

37.    DONATED FOOD VALUE PASS THROUGH SYSTEM

       Processor shall designate arrangements to be used during the term of the Agreement (Refer to Article 3 and amendments in Article 35). Check the following selected system(s).

        __X__ 1.  Direct Sale Discount
        _____ 2.  Direct Sale Refund
        _____ 3.  Indirect Sale Discount
        _____ 4.  Indirect Sale Refund
        _____ 5.  Fee for Service
        __X__ 6.  California Value Pass-Through System (VPT)
        _____ 7.  Other (with prior approval)

38.    AUTHORIZED PROCESSOR SIGNATURE

       Agreement must be signed by Owner, Partner, or Corporate Officer duly authorized to sign contractual agreements. Disclosure of ownership of Processor shall be submitted if requested by DA.

       Privately Owned -- The Owner must sign this Agreement.

       Partnership -- A Partner must sign this Agreement.

       Corporation -- A Corporate Officer must sign this Agreement.

       If an employee other than these specified individuals signs this Agreement, a Power of Attorney indicating employee's authority must accompany this Agreement. All addenda to this Agreement shall be signed by the authorized individual who signed this Agreement except that the EPDS may be signed by his/her authorized designee.

       In witness whereof, the Parties hereto have caused this Agreement to be signed by their respective agents.


                                        PLEASE PRINT OR TYPE

                                                                APPROVED
    Feedback Foundation, Inc./ Dippy Foods, Inc.              California Department of Education
----------------------------------------------------      -----------------------------------------
                 Processor                                         (State Distributing Agency)

                   Michael Falk                                          Gary Garnas
-----------------------------------------------------    ------------------------------------------
               Print or Type Name                                     (Print or Type Name)


                                                          Director, Fiscal & Adminstrtive Services
                   General Manager                          Division
-----------------------------------------------------    ------------------------------------------
                      Title                                            Title

               /s/ [Illegible]                                          /s/ [Illegible]
----------------------------------------------------     ------------------------------------------
                     Signature                                             (Signature)

             1200 N. Knollwood Circle                                     P.O. Box 944272
-----------------------------------------------------    ------------------------------------------
                     Address                                                (Address)

               Anaheim, CA 92801                                   Sacramento, CA 94244-2720
-----------------------------------------------------    ------------------------------------------
               City/ State/ Zip                                       (City/State/Zip)

               (714) 220-0224                                           (916) 322-5092
-----------------------------------------------------    ------------------------------------------
           Telephone Number                                            Telephone Number

                                                                      June 30, 1999
-----------------------------------------------------    ------------------------------------------
                      Date                                              (Date approved)
Federal EIN:
-----------------------------------------------------